                                                                  EXHIBIT 99.(b)

                          PART I FINANCIAL INFORMATION
                          ----------------------------
                            CAPITAL CITIES/ABC, INC.
                            ------------------------
                  CONSOLIDATED STATEMENT OF INCOME (Unaudited)
                  --------------------------------------------
                             (Thousands of Dollars)

                                     Three Months Ended          Nine Months Ended
                                  ------------------------    ------------------------
                                    Oct 1,        Oct 2,        Oct 1,        Oct 2,
                                  ----------    ----------    ----------    ----------
                                     1995          1994          1995         1994
                                  ----------    ----------    ----------    ----------

Net revenues                      $1,566,528    $1,461,932    $4,822,032    $4,404,973
                                  ----------    ----------    ----------    ----------

Costs and expenses
  Direct operating expenses          943,583       858,370     2,825,733     2,580,180
  Selling, general and
    administrative                   302,186       316,837       949,917       896,873
  Depreciation                        29,135        27,792        85,576        81,285
  Amortization of intangible
    assets                            16,391        15,830        48,506        47,444
Merger costs and litigation
  settlement                          47,347             -        47,347             -
                                  ----------    ----------    ----------    ----------
                                   1,338,642     1,218,829     3,957,079     3,605,782
                                  ----------    ----------    ----------    ----------

Operating income                     227,886       243,103       864,953       799,191

Other income (expense)
  Interest expense                   (14,983)      (14,129)      (44,031)      (40,566)
  Interest income                     21,252         8,346        53,911        15,711
  Other, net                          (6,118)       (1,345)        2,947         2,408
                                  ----------    ----------    ----------    ----------
                                         151        (7,128)       12,827       (22,447)
                                  ----------    ----------    ----------    ----------

Income before income taxes           228,037       235,975       877,780       776,744
                                                ----------    ----------    ----------

Income taxes                         101,000       102,300       384,100       337,500
                                  ----------    ----------    ----------    ----------

Net income                        $  127,037    $  133,675    $  493,680    $  439,244
                                  ==========    ==========    ==========    ==========

Net income per share                   $0.83         $0.87         $3.21         $2.86
                                  ==========    ==========    ==========    ==========

Dividends per common share             $0.05         $0.05         $0.15        $0.105
                                  ==========    ==========    ==========    ==========

Average shares outstanding           153,860       154,035       153,985       153,840
                                  ==========    ==========    ==========    ==========
  (000's)


                            CAPITAL CITIES/ABC, INC.
                            ------------------------
                           CONSOLIDATED BALANCE SHEET
                           --------------------------
                             (Thousands of Dollars)

                                           October 1,      December 31,
                                           -----------     -----------
                                              1995           1994
                                           -----------     -----------
                                           (Unaudited)      (Audited)
Assets
------
  Current assets
    Cash and short-term cash investments   $ 1,038,800     $   781,371
    Short-term investments                     272,421         238,029
    Accounts and notes receivable, net         961,859       1,056,280
    Program licenses and rights                444,769         440,443
    Other current assets                       244,584         200,064
                                           -----------     -----------
      Total current assets                   2,962,433       2,716,187
                                           -----------     -----------

  Property, plant and equipment, at cost     2,191,205       2,122,494
      Less accumulated depreciation           (893,461)       (831,838)
                                           -----------     -----------
        Property, plant and equipment,
         net                                 1,297,744       1,290,656
                                           -----------     -----------
  Intangible assets, net                     2,121,395       1,999,305
  Program licenses and rights,
   noncurrent                                  197,978         195,563
  Investment in unconsolidated equity
    affiliates                                 357,078         334,460
  Other assets                                 312,829         232,041
                                           -----------     -----------
                                           $ 7,249,457     $ 6,768,212
                                           ===========     ===========

Liabilities and Stockholders' Equity
------------------------------------
  Current liabilities
    Accounts payable                       $   140,738     $   163,566
    Accrued compensation                       301,501         131,370
    Accrued expenses and other current
      liabilities                              328,095         273,254
    Program licenses and rights                340,619         281,923
    Taxes on income                             84,936         189,267
    Long-term debt due within one year          93,786           4,176
                                           -----------     -----------
      Total current liabilities              1,289,675       1,043,556

  Deferred compensation                         71,571         188,492
  Deferred income taxes                        228,624         247,532
  Program licenses and rights,
   noncurrent                                   49,160          39,259
  Other liabilities                            241,902         233,987
  Long-term debt due after one year            514,098         610,666
                                           -----------     -----------
      Total liabilities                      2,395,030       2,363,492
                                           -----------     -----------

  Minority interest                            119,403         116,163
                                           -----------     -----------

  Stockholders' equity
    Preferred stock, no par value                    -               -
    Common stock, $0.10 par value
      (300,000,000 shares authorized)           18,394          18,394
    Additional paid-in capital               1,046,838       1,036,068
    Unrealized net gains on investments         70,060          57,008
    Retained earnings                        5,219,215       4,748,624
                                           -----------     -----------
                                             6,354,507       5,860,094
    Less common stock in treasury, at
     cost                                   (1,619,483)     (1,571,537)

      Total stockholders' equity             4,735,024       4,288,557
                                           -----------     -----------
                                           $ 7,249,457     $ 6,768,212
                                           ===========     ===========

                            CAPITAL CITIES/ABC, INC.
                            ------------------------
                CONSOLIDATED STATEMENT OF CASH FLOWS (Unaudited)
                ------------------------------------------------
                             (Thousands of Dollars)

                                              Nine Months Ended
                                           -----------------------
                                             Oct. 1,      Oct. 2,
                                              1995         1994
                                           ----------    ---------

Cash flows from operating activities
  Net income                               $  493,680    $ 439,244
  Adjustments to reconcile net income
   to net cash
    Noncash and nonoperating items
      Depreciation                             85,576       81,285
      Amortization of intangible assets        48,506       47,444
     (Decrease) increase in deferred
      liabilities                            (144,861)      49,959
      Other noncash and nonoperating
       items, net                              43,942       30,201
    Changes in operating assets and
     liabilities, net of effects of
     acquisitions and dispositions
      Decrease in program assets and
       liabilities, net                        61,899       34,125
      Decrease (increase) in accounts
       receivable                              99,559       (2,765)
      Increase (decrease) in accounts
       payable, accrued expenses and
       other current liabilities              102,050      (14,351)
     (Increase) in other operating
      assets, net                             (38,486)     (31,260)
                                           ----------    ---------
Net cash provided by operating
 activities                                   751,865      633,882
                                           ----------    ---------

Cash flows from investing activities
  Capital expenditures                        (91,130)     (87,630)
  Acquisitions of operating companies
   and equity investments                    (194,229)    (213,486)
  Purchases of short-term investments        (845,003)    (356,501)
  Sales and maturities of short-term
   investments                                810,670      326,802
  Proceeds from dispositions of
   operating companies                         39,323            -
  Proceeds from dispositions of real
   estate                                           -       22,000
  Other investing activities, net            (136,844)     (30,738)
                                           ----------    ---------
Net cash used in investing activities        (417,213)    (339,553)
                                           ----------    ---------

Cash flows from financing activities
  Reduction of long-term debt                 (16,958)      (5,661)
  Common stock purchased for treasury         (78,124)     (27,444)
  Common stock issued under Employee
   Stock Plans                                 40,948       29,899
  Dividends                                   (23,089)     (16,170)
                                           ----------    ---------
Net cash used in financing activities         (77,223)     (19,376)
                                           ----------    ---------

Net increase in cash and short-term
  cash investments                            257,429      274,953

Cash and short-term cash investments
  Beginning of period                         781,371      264,283
                                           ----------    ---------
  End of period                            $1,038,800    $ 539,236
                                           ==========    =========

                              *  *  *  *  *  *  *
Cash and short-term cash investments at October 1, 1995 and October 2, 1994 excludes $272,421,000 and $202,368,000, respectively, of highly liquid U.S. Government instruments with original maturities in excess of three months, to conform to the definition of a cash investment prescribed by the Financial Accounting Standards Board.

                            CAPITAL CITIES/ABC, INC.
                            ------------------------

           CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY (Unaudited)
           ----------------------------------------------------------
                       Nine Months Ended October 1, 1995
                             (Thousands of Dollars)

                                                     Unreal-
                                     Additional     ized net
                           Common      paid-in      gains on      Retained      Treasury
                            stock      capital     investments    earnings        stock         Total
                           -------   ----------    -----------   ----------    -----------    ----------
Balance at December
  31, 1994                 $18,394   $1,036,068        $57,008   $4,748,624    $(1,571,537)   $4,288,557

Net income for
  nine months                    -            -              -      493,680              -       493,680

704,489 shares issued
  under Employee
  Stock Purchase Plan            -       11,166              -            -         29,328        40,494

20,258 shares issued
  from exercise of
  employee stock
  options                        -         (396)             -            -            850           454

910,270 shares
  purchased for
  treasury                       -            -              -            -        (78,124)      (78,124)

Dividends                        -            -              -      (23,089)             -       (23,089)

Change in
  unrealized net
  gains, net of
  income taxes of
  $9,032                         -            -         13,052            -              -        13,052
                           -------   ----------    -----------   ----------    -----------    ----------
Balance at October 1,
  1995                     $18,394   $1,046,838        $70,060   $5,219,215    $(1,619,483)   $4,735,024
                           =======   ==========    ===========   ==========    ===========    ==========


                            CAPITAL CITIES/ABC, INC.
                            ------------------------

              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
              ----------------------------------------------------



(1) The results presented in the financial statements are unaudited, but in the opinion of management contain all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the results of operations.

(2) On July 31, 1995, Capital Cities/ABC announced that it was merging with The Walt Disney Company. The merger, which is subject to regulatory review and approval of the shareholders of each company, is expected to be completed during early 1996.

Capital Cities/ABC
--------------------------------------------------------------------------------
Consolidated Statement of Income


Years ended December 31, 1994, 1993 and 1992
(Dollars in thousands except per share amounts)

-----------------------------------------------------------------------------------------------------
                                                                  1994          1993          1992
-----------------------------------------------------------------------------------------------------
Net revenues................................................   $6,379,237    $5,673,653    $5,344,127
                                                               ----------    ----------    ----------

Costs and expenses
  Direct operating expenses.................................    3,745,689     3,557,301     3,421,054
  Selling, general and administrative.......................    1,222,202     1,097,826     1,043,595
  Depreciation..............................................      109,128        95,032        95,664
  Amortization of intangible assets.........................       63,407        61,345        62,009
                                                               ----------    ----------    ----------
                                                                5,140,426     4,811,504     4,622,322
                                                               ----------    ----------    ----------
Operating income............................................    1,238,811       862,149       721,805
                                                               ----------    ----------    ----------

Other income (expense)
  Interest expense..........................................      (55,070)      (59,772)     (104,009)
  Interest income...........................................       24,553        36,650        51,958
  Miscellaneous, net........................................       (2,980)      (10,648)       16,174
                                                               ----------    ----------    ----------
                                                                  (33,497)      (33,770)      (35,877)
                                                               ----------    ----------    ----------
Income before income taxes..................................    1,205,314       828,379       685,928
                                                               ----------    ----------    ----------

Income taxes
  Federal...................................................      425,700       300,100       245,500
  State and local...........................................       99,800        60,900        51,100
                                                               ----------    ----------    ----------
                                                                  525,500       361,000       296,600
                                                               ----------    ----------    ----------

Income before extraordinary charge and cumulative effect
  of accounting changes.....................................      679,814       467,379       389,328
Extraordinary charge, net of income taxes...................           --       (12,122)           --
Cumulative effect of accounting changes, net of income taxes           --            --      (143,235)
                                                               ----------    ----------    ----------
Net income..................................................   $  679,814    $  455,257    $  246,093
                                                               ==========    ==========    ==========

Income per share before extraordinary charge and cumulative
  effect of accounting changes..............................        $4.42         $2.85         $2.34
Extraordinary charge per share..............................           --          (.07)           --
Cumulative effect of accounting changes per share...........           --            --          (.86)
                                                               ----------    ----------    ----------
Net income per share........................................        $4.42         $2.78         $1.48
                                                               ==========    ==========    ==========

Average shares outstanding (000's omitted)..................      153,890       163,800       166,000
                                                               ==========    ==========    ==========

See accompanying notes

--------------------------------------------------------------------------------
Consolidated Statement of Cash Flows

Years ended December 31, 1994, 1993 and 1992
(Dollars in thousands)

------------------------------------------------------------------------------------------------------------------
                                                                                1994          1993          1992
------------------------------------------------------------------------------------------------------------------
Cash flows from operating activities
  Net income..............................................................   $ 679,814    $   455,257    $ 246,093
  Adjustments to reconcile net income to net cash
    Noncash and nonoperating items
      Depreciation........................................................     109,128         95,032       95,664
      Amortization of intangible assets...................................      63,407         61,345       62,009
      Increase (decrease) in deferred liabilities.........................      45,988          7,995      (26,458)
      Extraordinary charge, early debt redemption.........................          --         12,122           --
      Cumulative effect of accounting changes.............................          --             --      143,235
      Other noncash and nonoperating items................................      50,315         31,009       (1,129)
                                                                             ---------    -----------    ---------
    Cash from operations before changes in operating assets and
      liabilities, net of effects of acquisitions and dispositions........     948,652        662,760      519,414
      Decrease (increase) in program assets and liabilities, net..........      63,779         29,722     (129,064)
      (Increase) in accounts receivable...................................    (169,572)       (57,895)      (2,842)
      Increase in accounts payable, accrued expenses and
        other current liabilities.........................................     156,225          5,741       47,125
      (Increase) decrease in other operating assets, net..................     (22,860)        20,190      (10,357)
                                                                             ---------    -----------    ---------
Net cash provided by operating activities.................................     976,224        660,518      424,276
                                                                             ---------    -----------    ---------
Cash flows from investing activities
  Capital expenditures....................................................    (121,460)       (97,788)    (114,736)
  Acquisition of operating companies and equity investments...............    (214,536)      (133,294)      (2,432)
  (Increase) decrease in short-term investments...........................     (64,246)       337,022       99,413
  Proceeds from disposition of real estate................................      22,000             --       53,149
  Proceeds from dispositions of operating companies and
    equity investments....................................................          --         12,500      150,168
  Other investing activities, net.........................................     (52,708)         8,068      (67,444)
                                                                             ---------    -----------    ---------
Net cash (used in) provided by investing activities.......................    (430,950)       126,508      118,118
                                                                             ---------    -----------    ---------
Cash flows from financing activities
  Common stock purchased for treasury.....................................     (27,607)      (715,010)    (118,410)
  Common stock issued under employee stock plans..........................      31,099         29,365       26,547
  Dividends...............................................................     (23,873)        (3,238)      (3,321)
  Payments of long-term debt..............................................      (7,805)      (504,873)    (486,327)
  Premium on early redemption of debt.....................................          --        (15,915)          --
                                                                             ---------    -----------    ---------
Net cash (used in) financing activities...................................     (28,186)    (1,209,671)    (581,511)
                                                                             ---------    -----------    ---------
Net increase (decrease) in cash and short-term cash investments...........     517,088       (422,645)     (39,117)
Cash and short-term cash investments
  Beginning of period.....................................................     264,283        686,928      726,045
                                                                             ---------    -----------    ---------
  End of period...........................................................   $ 781,371    $   264,283    $ 686,928
                                                                             =========    ===========    =========

See accompanying notes

Capital Cities/ABC
--------------------------------------------------------------------------------
Consolidated Balance Sheet


December 31, 1994 and 1993
(Dollars in thousands)

-------------------------------------------------------------------------------------------------------
ASSETS                                                                             1994         1993
-------------------------------------------------------------------------------------------------------
Current assets
  Cash and short-term cash investments.......................................   $  781,371   $  264,283
  Short-term investments.....................................................      238,029      173,823
  Accounts and notes receivable (net of allowance for doubtful accounts of
    $46,419 in 1994 and $44,650 in 1993).....................................    1,056,280      881,955
  Program licenses and rights................................................      440,443      495,125
  Other current assets.......................................................      200,064      176,966
                                                                                ----------   ----------
        Total current assets.................................................    2,716,187    1,992,152
                                                                                ----------   ----------

Property, plant and equipment, at cost
  Land.......................................................................      297,525      334,719
  Buildings and improvements.................................................      718,806      707,902
  Broadcasting and publishing equipment......................................      944,031      788,528
  Other, including construction-in-progress..................................      162,132      238,864
                                                                                ----------   ----------
                                                                                 2,122,494    2,070,013
  Less accumulated depreciation..............................................      831,838      751,286
                                                                                ----------   ----------
        Property, plant and equipment, net...................................    1,290,656    1,318,727
                                                                                ----------   ----------

Intangible assets (net of accumulated amortization of $592,637 in 1994
  and $529,338 in 1993)......................................................    1,999,305    2,034,680
Program licenses and rights, noncurrent......................................      195,563      190,925
Investment in unconsolidated equity affiliates...............................      334,460      153,904
Other assets.................................................................      232,041      102,230
                                                                                ----------   ----------
                                                                                $6,768,212   $5,792,618
                                                                                ==========   ==========

See accompanying notes

--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------
LIABILITIES AND STOCKHOLDERS' EQUITY                                        1994         1993
------------------------------------------------------------------------------------------------
Current liabilities
  Accounts payable....................................................   $  163,566   $  144,249
  Accrued compensation................................................      131,370      102,992
  Accrued interest....................................................        9,636        9,574
  Accrued expenses and other current liabilities......................      263,618      201,052
  Program licenses and rights.........................................      281,923      264,935
  Taxes on income.....................................................      189,267      142,640
  Long-term debt due within one year..................................        4,176        5,299
                                                                         ----------   ----------
        Total current liabilities.....................................    1,043,556      870,741

Deferred compensation.................................................      188,492      109,649
Deferred income taxes.................................................      247,532      240,935
Program licenses and rights, noncurrent...............................       39,259       42,233
Other liabilities.....................................................      233,987      243,859
Long-term debt due after one year.....................................      610,666      616,661
                                                                         ----------   ----------
        Total liabilities.............................................    2,363,492    2,124,078
                                                                         ----------   ----------

Minority interest.....................................................      116,163       96,424
                                                                         ----------   ----------
Stockholders' equity
  Preferred stock, no par value (4,000,000 shares authorized).........           --           --
  Common stock, $0.10 par value (300,000,000 shares authorized).......       18,394       18,394
  Additional paid-in capital..........................................    1,036,068    1,030,634
  Unrealized net gains on investments.................................       57,008           --
  Retained earnings...................................................    4,748,624    4,092,683
                                                                         ----------   ----------
                                                                          5,860,094    5,141,711

  Less common stock in treasury, at cost (29,877,163 shares in 1994
    and 30,109,100 shares in 1993)....................................    1,571,537    1,569,595
                                                                         ----------   ----------
        Total stockholders' equity....................................    4,288,557    3,572,116
                                                                         ----------   ----------
                                                                         $6,768,212   $5,792,618
                                                                         ==========   ==========

Capital Cities/ABC
--------------------------------------------------------------------------------
Consolidated Statement of Stockholders' Equity


Years ended December 31, 1994, 1993 and 1992
(Dollars in thousands)

-------------------------------------------------------------------------------------------------------------------------
                                                                  UNREALIZED
                                                    ADDITIONAL     NET GAINS
                                         COMMON      PAID-IN           ON         RETAINED       TREASURY
                                          STOCK      CAPITAL      INVESTMENTS     EARNINGS         STOCK         TOTAL
-------------------------------------------------------------------------------------------------------------------------
Balance January 1, 1992...............   $18,394    $1,017,195      $    --      $3,397,892    $  (778,648)    $3,654,833
  Net income for 1992.................        --            --           --         246,093             --        246,093
  649,370 shares issued under
    Employee Stock Purchase Plan......        --        14,870           --              --          9,064         23,934
  130,780 shares issued on exercise
    of employee stock options.........        --          (458)          --              --          3,071          2,613
  2,729,230 shares purchased
    for treasury......................        --            --           --              --       (118,410)      (118,410)
  Cash dividends......................        --            --           --          (3,321)            --         (3,321)
                                         -------    ----------      -------      ----------    -----------     ----------
Balance December 31, 1992.............    18,394     1,031,607           --       3,640,664       (884,923)     3,805,742
  Net income for 1993.................        --            --           --         455,257             --        455,257
  725,850 shares issued under
    Employee Stock Purchase Plan......        --         1,023           --              --         26,437         27,460
  104,550 shares issued on exercise
    of employee stock options.........        --        (1,996)          --              --          3,901          1,905
  11,442,170 shares purchased
    for treasury......................        --            --           --              --       (715,010)      (715,010)
  Cash dividends......................        --            --           --          (3,238)            --         (3,238)
                                         -------    ----------      -------      ----------    -----------     ----------
Balance December 31, 1993.............    18,394     1,030,634           --       4,092,683     (1,569,595)     3,572,116
  Net income for 1994.................        --            --           --         679,814             --        679,814
  648,480 shares issued under
    Employee Stock Purchase Plan......        --         5,993           --              --         24,480         30,473
  31,402 shares issued on exercise
    of employee stock options.........        --          (559)          --              --          1,185            626
  447,945 shares purchased
    for treasury......................        --            --           --              --        (27,607)       (27,607)
  Cash dividends......................        --            --           --         (23,873)            --        (23,873)
  Adjustment to beginning balance
    for change in accounting method,
    net of income taxes of $32,174....        --            --       46,491              --             --         46,491
  Change in unrealized net gains,
    net of income taxes of $7,278.....        --            --       10,517              --             --         10,517
                                         -------    ----------      -------      ----------    -----------     ----------
Balance December 31, 1994.............   $18,394    $1,036,068      $57,008      $4,748,624    $(1,571,537)    $4,288,557
                                         =======    ==========      =======      ==========    ===========     ==========

See accompanying notes

--------------------------------------------------------------------------------
Notes to Consolidated Financial Statements


1. ACCOUNTING POLICIES

Principles of Consolidation -- The consolidated financial statements include the accounts of all significant subsidiaries. Investments in other companies which are at least 20% owned are reported on the equity method. The Company's share of income or loss is included in "Miscellaneous, net" on the income statement. All significant intercompany accounts and transactions have been eliminated.

Property, Plant and Equipment -- Depreciation -- Depreciation is computed on the straight-line method for financial accounting purposes and on accelerated methods for tax purposes. Estimated useful lives for major asset categories are 10-55 years for buildings and improvements, 4-20 years for broadcasting equipment and 5-20 years for publishing machinery and equipment. Leasehold improvements are amortized over the terms of the leases.

Intangible Assets -- Intangible assets consist of amounts by which the cost of acquisitions exceeded the values assigned to net tangible assets. The broadcasting and publishing intangible assets, all of which may be characterized as scarce assets with very long and productive lives, have historically increased in value with the passage of time. In accordance with Accounting Principles Board Opinion No. 17, substantially all of these intangible assets are being amortized over periods of up to 40 years, even though in the opinion of management there has been no diminution of value of the underlying assets.

Program Licenses and Rights -- Program licenses and rights and related liabilities are recorded when the license period begins and the program is available for use. Television network and station rights for theatrical movies and other long-form programming are charged to expense primarily on accelerated bases related to the usage of the program. Television network series costs and multi-year sports rights are charged to expense based on the flow of anticipated revenue.

Investments -- As of January 1, 1994, the Company adopted Statement of Financial Accounting Standard No. 115, "Accounting for Certain Investments in Debt and Equity Securities." The cumulative effect of adopting Standard No. 115 increased the opening balance of stockholders' equity by $46,491,000 (net of $32,174,000 of deferred income taxes) to reflect the net unrealized holding gains on securities classified as available-for-sale previously carried at amortized cost or the lower of cost or market.

Cash and short-term cash investments consist primarily of highly liquid U.S. Government obligations with maturities of three months or less at the time of purchase. They include $547,111,000 of securities which are classified as held-to-maturity and are carried at amortized cost, which approximates market. Also included are securities which are classified as available-for-sale which, as of December 31, 1994, have a fair value of $200,471,000, which approximates cost.

Short-term investments, which consist of highly liquid U.S. Government instruments with original maturities in excess of three months, include $232,070,000 of securities which are classified as held-to-maturity. They are carried at amortized cost, which approximates market. The remainder of the short-term investments are considered available-for-sale and have a fair value of $5,959,000, which approximates cost.

Also classified as available-for-sale are marketable equity securities which are included in "Other assets" on the balance sheet with a cost of $37,084,000 and a market value of $133,584,000.

Other -- In June 1994, the Company effected a ten-for-one stock split on common shares then outstanding. All share, per share and average share information in the Consolidated Financial Statements and the Notes thereto have been restated to reflect the stock split.

Capital Cities/ABC
--------------------------------------------------------------------------------
Notes to Consolidated Financial Statements--(Continued)


2. LONG-TERM DEBT

Long-term debt at December 31, 1994 and 1993 is as follows (000's omitted):

------------------------------------------------------
                                     1994       1993
------------------------------------------------------
Commercial paper supported
  by bank revolving credit
  agreement.....................   $100,000   $100,000
8 3/4% debentures due 2021......    250,000    250,000
8 7/8% notes due 2000...........    250,000    250,000
Other long-term debt............     14,842     21,960
                                   --------   --------
                                   $614,842   $621,960
                                   ========   ========
------------------------------------------------------

The aggregate payments of long-term debt outstanding at December 31, 1994, for the next five years, excluding commercial paper, are summarized as follows: 1995
- $4,176,000; 1996 - $2,244,000; 1997 - $2,413,000; 1998 - $6,009,000; 1999 -
none.

Interest paid on long-term debt during 1994, 1993 and 1992 amounted to $59,292,000, $83,002,000 and $139,674,000, respectively.

A subsidiary of the Company has issued commercial paper, $100,000,000 of which was outstanding at December 31, 1994, at a weighted average interest rate of 5.5%. The commercial paper is supported by a $1,000,000,000 bank revolving credit agreement terminating on June 30, 1999, unless otherwise extended.

Under terms of the bank revolving credit agreement, the Company and its consolidated subsidiaries are required to maintain a consolidated net worth of $2,700,000,000 at December 31, 1994, increasing annually by 33 percent of the consolidated net income of the previous year. The commercial paper outstanding at December 31, 1994 is classified as long-term since the Company intends to renew or replace with long-term borrowings all, or substantially all, of the commercial paper. However, the amount of commercial paper outstanding in 1995 is expected to fluctuate and may be reduced from time to time. The Company has unconditionally guaranteed the commercial paper, and any borrowings which may be made by a subsidiary under the bank revolving credit agreement.

The 8 7/8% notes and the 8 3/4% debentures are not redeemable prior to maturity and are not subject to any sinking fund. During 1991, the Securities and Exchange Commission declared effective a shelf registration statement of the Company which allows for the issuance of up to $500,000,000 in additional debt securities.

During 1993, the Company redeemed $500,000,000 of notes and debentures. An extraordinary charge of $12,122,000 (net of income taxes of $7,706,000), or $0.07 per share, was recorded related to these redemptions.

The fair value of the Company's long-term debt, estimated based on the quoted market prices for similar issues or on the current rates offered to the Company for debt of similar remaining maturities, was approximately $628,000,000 and $702,000,000 at December 31, 1994 and 1993, respectively.

--------------------------------------------------------------------------------


3. EMPLOYEE BENEFIT PLANS

The Company has defined benefit pension plans covering substantially all of its employees not covered by union plans. The Company's policy is to fund amounts as are necessary on an actuarial basis to provide for pension benefits in accordance with the requirements of ERISA. Benefits are generally based on years of service and compensation. The weighted average discount rate used in determining the actuarial present value of the projected benefit obligation was 8.5% at December 31, 1994 and 8% at December 31, 1993. The rate of increase in future compensation levels and the expected long-term rate of return on assets were 5% and 8%, respectively, in 1994 and 1993.

The components of net pension cost for 1994, 1993 and 1992 are as follows (000's omitted):

-------------------------------------------------------------------------------
                                                 1994        1993        1992
-------------------------------------------------------------------------------
Service cost of current period..............   $ 18,624    $ 15,494    $ 15,077
Interest cost on projected benefit
  obligation................................     48,049      42,499      39,548
Actual return on plan assets................    (18,294)    (39,731)    (42,650)
Net amortization and deferral...............    (18,799)      2,561       5,864
                                               --------    --------    --------
Net pension cost............................   $ 29,580    $ 20,823    $ 17,839
                                               ========    ========    ========
-------------------------------------------------------------------------------

The following table sets forth the pension plans' funded status and amounts recognized in the balance sheet at December 31, 1994 and 1993 (000's omitted):

-----------------------------------------------------------------------------------------------------------
                                                                                        1994         1993
-----------------------------------------------------------------------------------------------------------
Actuarial present value of accumulated plan benefits (including vested benefits
  of $477,029 in 1994 and $479,332 in 1993).......................................   $ 491,692    $ 495,304
                                                                                     =========    =========
Plan assets at fair value, primarily publicly traded securities and short-term
  cash investments................................................................   $ 523,774    $ 522,096
Projected benefit obligation for service rendered to date.........................    (599,884)    (585,710)
                                                                                     ---------    ---------
Plan assets less than projected benefit obligation................................     (76,110)     (63,614)
Prior service cost not yet recognized in net periodic pension cost................      25,867       39,493
Unrecognized net loss from past experience different from that assumed............      14,101        6,095
Unrecognized net transition amount being recognized principally over 15 years.....     (12,470)     (14,547)
                                                                                     ---------    ---------
Accrued pension cost included in balance sheet....................................   $ (48,612)   $ (32,573)
                                                                                     =========    =========
-----------------------------------------------------------------------------------------------------------

For certain employees not covered by pension plans, the Company contributes to profit sharing plans. The profit sharing plans provide for contributions by the Company in such amount as the Board of Directors may annually determine. Contributions to the profit sharing plans of $6,228,000, $6,045,000 and $6,192,000 were charged to expense in 1994, 1993 and 1992, respectively.

The Company also has a Savings & Investment Plan which allows eligible employees to allocate up to 10% of salary, through payroll deduction, among a Company stock fund, several diversified equity funds, a bond fund and a money market fund. The Company matches 50% of the employee's contribution, up to 5% of salary. In 1994, 1993 and 1992, the cost of this plan (net of forfeitures) was $12,055,000, $11,204,000 and $10,982,000, respectively.

In addition to the Company's defined benefit pension plans and qualified profit sharing plans, the Company provides certain postretirement medical and life insurance benefits to eligible retirees and dependents. Covered individuals include retired and active employees who have met certain age and service requirements at various dates during 1989. No other employees become eligible for postretirement benefits after these dates. The benefits are subject to deductibles, co-payment provisions and other limitations. The Company reserves the right to amend, modify or discontinue these plans in the future.

Capital Cities/ABC
--------------------------------------------------------------------------------
Notes to Consolidated Financial Statements--(Continued)


3. EMPLOYEE BENEFIT PLANS--(CONTINUED)

In 1992, the Company adopted Financial Accounting Standard No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions." In applying this statement, the Company recognized the full amount of the accumulated postretirement benefit obligation as of January 1, 1992 as a cumulative effect of an accounting change. The noncash charge to 1992 earnings was $54,817,000 (net of income taxes of $36,544,000), or $0.33 per share.

The accumulated postretirement benefit obligation was determined using an assumed discount rate of 8.5% at December 31, 1994 and 8% at December 31, 1993. The assumed health care cost trend rate used in measuring the accumulated postretirement benefit obligation was 11.2%; the rate was assumed to decrease gradually to 5.5% by the year 2004 and remain at that level thereafter. An increase in the assumed health care cost trend rate by one percentage point in each year would increase the accumulated postretirement benefit obligation as of December 31, 1994 by approximately $11,580,000 and the aggregate of the service and interest cost components of net postretirement benefit cost for the year then ended by approximately $1,010,000.

The following table sets forth the plans' amounts recognized in the consolidated balance sheet at December 31, 1994 and 1993 for the Company's defined postretirement benefit plans (other than pensions) (000's omitted):

-------------------------------------------------------------------------------
                                                             1994        1993
-------------------------------------------------------------------------------
Accumulated postretirement benefit obligation:
  Retirees..............................................   $ 63,978    $ 58,165
  Fully eligible active participants....................     23,022      21,430
  Other active participants.............................     22,352      22,126
                                                           --------    --------
Total accumulated postretirement benefit obligation.....    109,352     101,721
Unrecognized net loss...................................     (8,812)     (4,415)
                                                           --------    --------
Accrued postretirement benefit cost.....................   $100,540    $ 97,306
                                                           ========    ========
-------------------------------------------------------------------------------

Net postretirement benefit cost (other than pensions) for 1994, 1993 and 1992 consisted of the following components (000's omitted):

-------------------------------------------------------------------------------
                                                        1994     1993     1992
-------------------------------------------------------------------------------
Service cost-current period.........................   $1,171   $1,232   $1,031
Interest cost on accumulated post-retirement
  benefit obligation................................    8,181    8,141    7,961
Amortization of net loss............................       68       --       --
                                                       ------   ------   ------
Net postretirement benefit cost.....................   $9,420   $9,373   $8,992
                                                       ======   ======   ======
-------------------------------------------------------------------------------

4. COMMITMENTS

At December 31, 1994, the Company is committed to the purchase of broadcast rights for various feature films, sports and other programming aggregating approximately $4,066,000,000. The aggregate payments related to these commitments during the next five years are summarized as follows:

1995 -- $1,427,191,000; 1996 -- $826,009,000;
1997 -- $  777,518,000; 1998 -- $478,659,000;
1999 -- $  313,936,000.

The Company anticipates 1995 capital expenditures for property, plant and equipment will approximate $150,000,000.

Rental expense under operating leases amounted to $97,965,000, $86,312,000 and $92,820,000 for 1994, 1993 and 1992, respectively. Future minimum annual rental payments under non-cancelable leases are as follows (000's omitted):

------------------------------------------------------------------
                                              CAPITAL    OPERATING
                                              LEASES       LEASES
------------------------------------------------------------------
1995......................................   $   7,530    $ 59,918
1996......................................       6,996      53,162
1997......................................       6,112      51,048
1998......................................       5,627      47,626
1999......................................       5,502      43,676
2000 and thereafter.......................     120,833     118,805
                                             ---------    --------
Minimum lease payments....................     152,600    $374,235
                                                          ========
Imputed interest..........................    (110,063)
                                             ---------
Present value of minimum lease payments...   $  42,537
                                             =========
------------------------------------------------------------------

Total minimum payments for operating leases have not been reduced for future minimum sublease rentals aggregating $2,859,000.

--------------------------------------------------------------------------------


5. SEGMENT DATA

The Company's business operations are classified into two segments: Broadcasting and Publishing. Broadcasting operations include the ABC Television Network and eight television stations, the ABC Radio Networks, radio stations, cable television programming and multimedia business activities. The Publishing segment includes newspapers, shopping guides, various specialized business periodicals and books, research services and database publishing. There are no material product transfers between segments of the Company, and virtually all of the Company's business is conducted within the United States. The segment data is as follows (000's omitted):

---------------------------------------------------------------------------------------------------------
                                          1994          1993          1992          1991          1990
---------------------------------------------------------------------------------------------------------
BROADCASTING
Net revenues........................   $5,277,126    $4,663,215    $4,265,561    $4,329,743    $4,283,633
                                       ----------    ----------    ----------    ----------    ----------
  Direct operating costs............    4,015,864     3,762,988     3,523,143     3,537,676     3,331,316
  Depreciation......................       86,727        75,424        76,406        75,883        75,088
  Amortization of intangible assets.       47,337        46,726        46,695        46,476        46,772
                                       ----------    ----------    ----------    ----------    ----------
Total operating costs...............    4,149,928     3,885,138     3,646,244     3,660,035     3,453,176
                                       ----------    ----------    ----------    ----------    ----------
Income from operations..............   $1,127,198    $  778,077    $  619,317    $  669,708    $  830,457
                                       ==========    ==========    ==========    ==========    ==========
Assets at year-end..................   $4,650,611    $4,389,700    $4,357,152    $4,249,089    $4,250,540
Capital expenditures................      102,850        78,526        94,255       106,254       105,475

PUBLISHING
Net revenues........................   $1,102,111    $1,010,438    $1,078,566    $1,052,246    $1,101,969
                                       ----------    ----------    ----------    ----------    ----------
  Direct operating costs............      911,384       851,787       908,791       895,402       934,022
  Depreciation......................       19,639        18,385        18,072        18,084        18,363
  Amortization of intangible assets.       16,070        14,619        15,314        15,855        17,213
                                       ----------    ----------    ----------    ----------    ----------
Total operating costs...............      947,093       884,791       942,177       929,341       969,598
                                       ----------    ----------    ----------    ----------    ----------
Income from operations..............   $  155,018    $  125,647    $  136,389    $  122,905    $  132,371
                                       ==========    ==========    ==========    ==========    ==========
Assets at year-end..................   $  814,907    $  824,369    $  777,512    $  886,482    $  916,346
Capital expenditures................       18,183        18,657        20,276        13,878        14,450

CONSOLIDATED
Net revenues........................   $6,379,237    $5,673,653    $5,344,127    $5,381,989    $5,385,602
                                       ==========    ==========    ==========    ==========    ==========
Income from operations..............   $1,282,216    $  903,724    $  755,706    $  792,613    $  962,828
  General corporate expense.........      (43,405)      (41,575)      (33,901)      (31,380)      (39,613)
                                       ----------    ----------    ----------    ----------    ----------
Operating income....................    1,238,811       862,149       721,805       761,233       923,215
  Interest expense..................      (55,070)      (59,772)     (104,009)     (179,347)     (168,859)
  Interest and miscellaneous, net...       21,573        26,002        68,132        80,310        83,424
                                       ----------    ----------    ----------    ----------    ----------
Income before income taxes..........   $1,205,314    $  828,379    $  685,928    $  662,196    $  837,780
                                       ==========    ==========    ==========    ==========    ==========
Assets employed by segments.........   $5,465,518    $5,214,069    $5,134,664    $5,135,571    $5,166,886
Cash investments and other
corporate assets....................    1,302,694       578,549     1,387,495     1,560,141     1,529,301
                                       ----------    ----------    ----------    ----------    ----------
Total assets at year-end............   $6,768,212    $5,792,618    $6,522,159    $6,695,712    $6,696,187
                                       ==========    ==========    ==========    ==========    ==========

Capital Cities/ABC
--------------------------------------------------------------------------------
Notes to Consolidated Financial Statements--(Continued)


6. INCOME TAXES

The Company adopted Financial Accounting Standard No. 109 (FAS 109) effective January 1, 1992. As a result of adopting FAS 109, net deferred taxes increased by $127,198,000 of which $88,418,000 was recorded as the cumulative effect of adopting FAS 109.

The provision for taxes on income (before the extraordinary charge for 1993 and the cumulative effect of accounting changes for 1992) differs from the amount of tax determined by applying the federal statutory rate for the following reasons (000's omitted):

-------------------------------------------------------------------------------------------------------------------
                                                            1994                   1993                  1992
                                                     ------------------      ----------------      ----------------
                                                       AMOUNT        %        AMOUNT      %         AMOUNT      %
-------------------------------------------------------------------------------------------------------------------
Income before income taxes........................   $1,205,314              $828,379              $685,928
                                                     ==========              ========              ========
Income tax expense at statutory federal rate......     $421,860    35.0      $289,933    35.0      $233,216    34.0
State and local income taxes, net
  of federal benefit..............................       66,137     5.5        40,321     4.9        34,547     5.0
Amortization of intangibles.......................       18,272     1.5        17,950     2.2        17,541     2.6
Other, net........................................       19,231     1.6        12,796     1.5        11,296     1.6
                                                     ----------    ----      --------    ----      --------    ----
Total.............................................   $  525,500    43.6      $361,000    43.6      $296,600    43.2
                                                     ==========    ====      ========    ====      ========    ====
-------------------------------------------------------------------------------------------------------------------

Income tax expense is comprised of the following (000's omitted):

-------------------------------------------------------------------------------
                                                 1994        1993        1992
-------------------------------------------------------------------------------
Federal
  Current...................................   $468,600    $312,800    $274,900
  Deferred..................................    (42,900)    (12,700)    (29,400)
                                               --------    --------    --------
                                                425,700     300,100     245,500
                                               --------    --------    --------
State and local
  Current...................................    111,900      65,500      57,400
  Deferred..................................    (12,100)     (4,600)     (6,300)
                                               --------    --------    --------
                                                 99,800      60,900      51,100
                                               --------    --------    --------
Total.......................................   $525,500    $361,000    $296,600
                                               ========    ========    ========
-------------------------------------------------------------------------------

Income taxes paid, net of refunds received, during 1994, 1993 and 1992 amounted to $535,198,000, $341,587,000 and $292,329,000, respectively.

Deferred income taxes represent the tax effect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

Significant components of the Company's deferred tax asset (recorded in other current assets on the balance sheet) and liability as of December 31, 1994 and 1993, are as follows (000's omitted):

-------------------------------------------------------------------------------
                                                            1994         1993
-------------------------------------------------------------------------------
Current
  Programming.........................................   $  42,708    $  33,140
  Other, net..........................................      83,256       70,023
                                                         ---------    ---------
Net current deferred tax asset........................   $ 125,964    $ 103,163
                                                         =========    =========

Noncurrent
  Deferred compensation...............................   $  67,059    $  40,665
  Postretirement benefits other than pensions.........      41,783       40,431
  Basis differences on prior business combinations....    (253,251)    (258,511)
  Basis differences for certain investments in debt
    and equity securities.............................     (39,452)          --
  Accelerated depreciation............................    (129,047)    (120,303)
  Other, net..........................................      65,376       56,783
                                                         ---------    ---------
Net noncurrent deferred tax liability.................   $(247,532)   $(240,935)
                                                         =========    =========

--------------------------------------------------------------------------------


7. COMMON STOCK PLANS

The Company has stock option plans under which certain key personnel have been granted the right to purchase shares of common stock over a 6-, 10- or 11-year period from the date of grant at prices equal to market value on the grant date. Each option is cumulatively exercisable as to 25% of the total shares represented thereby for each of the first four years after grant, provided that the individual remains in the employ of the Company. The following information pertains to the Company's stock option plans:

----------------------------------------------------------------------------------------------------------------
                                                               1994                1993                1992
----------------------------------------------------------------------------------------------------------------
Outstanding options, beginning of year...............            442,660             357,460             391,240
Granted..............................................            265,000             191,000             100,000
Canceled or expired..................................                 --              (1,250)             (3,000)
Exercised............................................            (31,402)           (104,550)           (130,780)
                                                                 -------            --------            --------
Outstanding options, end of year.....................            676,258             442,660             357,460
                                                                 =======            ========            ========
Average price of options exercised during the year...             $18.07              $15.92              $17.57
Exercise price of outstanding options, end of year...   $18.64 to $83.00    $13.11 to $63.48    $13.11 to $49.20
Options exercisable, end of year.....................            218,008             176,660             243,960
Options available for future grant...................          4,444,000           4,709,000           4,900,000
----------------------------------------------------------------------------------------------------------------

The Company has an Employee Stock Purchase Plan which allows eligible employees, through contributions of up to 15% of their compensation, to purchase shares at 85% of the lower of fair market value at the Grant Date or at the Purchase Date (normally one year subsequent). Employees purchased 648,480, 725,850 and 649,370 shares under the Plan in 1994, 1993 and 1992, respectively. As of December 31, 1994, 5,992,790 shares remain available to be purchased through the period ending April 2000.

The Company has an incentive compensation plan for certain of its employees under which amounts payable are based upon appreciation in the market price of the Company's common stock. Payments are made in either cash, common stock or a combination thereof, at the discretion of the Company.
--------------------------------------------------------------------------------

8. SHAREHOLDER RIGHTS PLAN

In 1989, the Company adopted a Shareholder Rights Plan. The Plan becomes operative upon the occurrence of certain events involving the acquisition of 20% or more of the Company's common stock by any person or group in transactions not approved by the Company's Board of Directors. In the case of Berkshire Hathaway Inc., pursuant to an existing agreement, the threshold for activation of the Rights Plan is the acquisition of more than 30% of the Company's common stock. Upon the occurrence of such an event, each Right, unless redeemed by the Board, entitles its holder to purchase at the Right's exercise price of $2,000 a number of common shares of the Company, or in certain circumstances the acquiring company's common shares, having a market value of twice that price. The Rights expire in 1999.

Capital Cities/ABC
--------------------------------------------------------------------------------
Notes to Consolidated Financial Statements--(Continued)


9. QUARTERLY FINANCIAL DATA (UNAUDITED)

The following summarizes the Company's results of operations for each quarter of 1994 and 1993 (000's omitted, except per share amounts). The net income per share computation for each quarter and the year are separate calculations.

----------------------------------------------------------------------------------------------------------
                                           First        Second         Third        Fourth
                                          quarter       quarter       quarter       quarter        Year
----------------------------------------------------------------------------------------------------------
1994
Net revenues.........................   $1,404,949    $1,538,092    $1,461,932    $1,974,264    $6,379,237
  Costs and expenses.................    1,191,187     1,195,766     1,218,829     1,534,644     5,140,426
                                        ----------    ----------    ----------    ----------    ----------
Operating income.....................      213,762       342,326       243,103       439,620     1,238,811
  Interest expense...................      (13,031)      (13,406)      (14,129)      (14,504)      (55,070)
  Interest and miscellaneous, net....        4,750         6,368         7,001         3,454        21,573
                                        ----------    ----------    ----------    ----------    ----------
Income before income taxes...........      205,481       335,288       235,975       428,570     1,205,314
  Income taxes.......................       89,400       145,800       102,300       188,000       525,500
                                        ----------    ----------    ----------    ----------    ----------
Net income...........................   $  116,081    $  189,488    $  133,675    $  240,570    $  679,814
                                        ----------    ----------    ----------    ----------    ----------
Net income per share.................        $0.76         $1.23         $0.87         $1.56         $4.42
                                        ==========    ==========    ==========    ==========    ==========

1993
Net revenues.........................   $1,178,337    $1,438,826    $1,301,371    $1,755,119    $5,673,653
  Costs and expenses.................    1,037,401     1,168,140     1,153,339     1,452,624     4,811,504
                                        ----------    ----------    ----------    ----------    ----------
Operating income.....................      140,936       270,686       148,032       302,495       862,149
  Interest expense...................      (21,020)      (13,972)      (11,777)      (13,003)      (59,772)
  Interest and miscellaneous, net....        3,778        10,463         6,316         5,445        26,002
                                        ----------    ----------    ----------    ----------    ----------
Income before income taxes...........      123,694       267,177       142,571       294,937       828,379
  Income taxes.......................       53,200       115,300        64,300       128,200       361,000
                                        ----------    ----------    ----------    ----------    ----------
Income before extraordinary charge...       70,494       151,877        78,271       166,737       467,379
  Extraordinary charge...............      (12,122)           --            --            --       (12,122)
                                        ----------    ----------    ----------    ----------    ----------
Net income...........................   $   58,372    $  151,877    $   78,271    $  166,737    $  455,257
                                        ==========    ==========    ==========    ==========    ==========
Income per share
  Before extraordinary charge........        $0.43         $0.92         $0.47         $1.03         $2.85
  Extraordinary charge...............         (.07)           --            --            --          (.07)
                                        ----------    ----------    ----------    ----------    ----------
Net income per share.................        $0.36         $0.92         $0.47         $1.03         $2.78
                                        ==========    ==========    ==========    ==========    ==========

--------------------------------------------------------------------------------
Notes to Consolidated Financial Statements--(Continued)


10. COMMON STOCK AND STOCKHOLDER INFORMATION (UNAUDITED)

As of February 28, 1995, the approximate number of holders of common stock was 9,790. Dividends of $.05 per share have been paid for the last three quarters of 1994 and $.005 for the first quarter of 1994 and for 1993. The common stock is traded on the New York and Pacific Stock Exchanges. The high, low and closing prices of the Company's common stock for each quarter of 1994 and 1993 are as follows:

--------------------------------------------------------------------------------
                                   1994                          1993
                       ---------------------------   ---------------------------
                         High      Low      Close     High       Low      Close
--------------------------------------------------------------------------------
1st quarter.........   $71 7/8   $60 1/4   $68 3/8   $53 1/8   $47 5/8   $53
2nd quarter.........    75 1/2    66 1/4    71 1/2    55 1/8    50        50 3/8
3rd quarter.........    85 3/8    71 1/8    82        57 3/4    49        57 1/8
4th quarter.........    86 1/2    76 1/8    85 1/4    64 3/8    56 3/4    62
--------------------------------------------------------------------------------

Report of Independent Auditors

The Board of Directors and Shareholders
Capital Cities/ABC, Inc.

We have audited the accompanying consolidated balance sheets of Capital Cities/ ABC, Inc. as of December 31, 1994 and 1993, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Capital Cities/ABC, Inc. at December 31, 1994 and 1993, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 1994, in conformity with generally accepted accounting principles.

As discussed in Notes 3 and 6 to the consolidated financial statements, in 1992, the Company changed its method of accounting for other postretirement benefits and income taxes.

/s/ Ernst & Young LLP

New York, New York
February 28, 1995